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                               DATED July 22, 1999







                               (1) ALGO VISION PLC




                                       AND




                                   (2) IAT AG









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                          SECOND SUBSCRIPTION AGREEMENT

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                                Baker & McKenzie
                              100 New Bridge Street
                                     London
                                    EC4V 6JA
                              Tel: (0171) 919 1000
                              Fax: (0171) 919 1999
                                  Ref: CJC/KHW


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THIS AGREEMENT is made the 22nd day of July, 1999

BETWEEN:

(1) ALGO VISION PLC, a company registered in England and Wales with registered number 3794223 whose registered office is at 2 Serjeants' Inn, London EC4Y 1LT (the "Company"); and

(2) IAT AG, a company registered in Switzerland with its registered office at CH-5300 Turgi, Switzerland (the "Subscriber").

WHEREAS:

(A) The Company is a public liability company incorporated in England and Wales with an authorised share capital of (pound)200,000 divided into 20,000,000 shares of 1 p each ("Shares"), of which 7,000,000 Shares have been issued and are fully paid up or credited as fully paid as at the date of this Agreement.

(B) Pursuant to a Share Exchange and Subscription Agreement of even date herewith the Subscriber has subscribed for 500,000 Shares.

(C) The Company intends to apply for the admission ("Admission") to the trading system operated by the European Association of Securities Dealers Automated Quotation NV/SA ("EASDAQ") of 14,464,654 Shares consisting of the whole of its issued ordinary share capital and the shares forming part of its authorised but unissued share capital sufficient to satisfy obligations to issue further shares which it has assumed as at the date of Admission. For this purpose an admission document expected to be dated on or about 8 July 1999 (the "Admission Document") has been prepared and a copy of proof 14 thereof has been supplied to IAT.
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(D)  IAT AG wishes to subscribe for an additional 250,000 Shares in consideration for the payment of $2,500,000 to the Company.

IT IS HEREBY AGREED as follows:

1. This Agreement is conditional upon Admission occurring by no later than 31 July 1999 or such later date as the Parties may agree.

2. On the date (the "Allotment Date"), which shall be a date notified by the Company to the Subscriber in writing no earlier than 14 calendar days after Admission and no later than 30 calendar days after Admission (or such other dates as the parties may agree), the Subscriber shall subscribe in cash for, and the Company shall issue and allot to the Subscriber, 250,000 Shares (the "Subscription Shares") at a price of US$10 (ten United States Dollars) per Share (the "Subscription"). The Subscription Shares shall be issued as fully paid and shall rank pari passu in all respects with the existing ordinary shares of the Company in issue on the Allotment Date.

     Such written notice by the Company to the Subscriber shall be given at least two clear business days prior to the Allotment Date and shall be by fax to:

                                Finance Director
                                     IAT AG
                                (41) 26 921 00 93

     For the purposes of this agreement, "business day" shall mean a day which banks are open for business in New York, Zurich and London.

3. On the Allotment Date, the Subscriber shall pay to the Company a total sum of US$2,500,000 (two million five hundred thousand United States Dollars) in immediately available funds in consideration for the issue and allotment to it of the Subscription Shares such payment shall be made by wire transfer to a US dollar account of the Company with

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     Lloyds TSB plc, the details of which are provided by the Company to the
     Subscriber within twelve (12) calendar days of Admission.

4.   The Company warrants that:

     4.1. the Subscription Shares shall be allotted and issued fully paid up and in accordance with the memorandum and articles of association of the Company;

     4.2. the Company is a public limited liability company, duly organised, validly existing, and in good standing; by "good standing" (a phrase which has no recognised meaning under English law) it is meant that, according to the certificate of the Registrar of Companies, the Company has, according to the documents on the file of the Company in the custody of the Registrar, been in continuous and unbroken existence since the date of its incorporation and no action is currently being taken by the Registrar for striking the Company off the register and dissolving it as defunct, and as far as the Registrar is aware the Company is not in liquidation or subject to an administration order and no receiver or manager of the Company's property has been appointed. The Company has all requisite corporate power to function as a holding company. Complete copies of the Company's memorandum and articles of association, as amended, have been delivered to Subscriber;

     4.3. the execution, delivery and performance of this Agreement is within the legal capacity and power of the Company and has been duly authorised by all requisite corporate action on the part of the Company. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as its enforcement may be limited by (a) bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) equitable principles limiting the availability of equitable remedies, All persons who executed this Agreement on behalf of the Company have been duly authorised to do so;

     4.4. as of the date hereof, the Company has an authorised share capital of (pound)200,000 divided into 20,000,000 shares of l pence each of which 7,000,000 shares are issued and fully

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          paid. Except as disclosed in the Admission Document, the Company does not have outstanding any subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements obligating the Company to issue any shares of any class or kind, or securities convertible into shares;

     4.5. neither the execution of this Agreement nor the consummation of the transactions contemplated herein will conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the assets of the Company under, any provision of any memorandum, articles of association, indenture, mortgage, lien, lease, agreement, contract, instrument, or any other restriction of any kind or character to which the Company is subject or by which the Company is bound, or require the consent of any third party or governmental agency;

     4.6. the Company has power under its Memorandum and Articles of Association, and the directors of the Company will be duly authorised, to allot and issue the Subscription Shares and all other authorisations, approvals and consents required by the Company to allot and issue the Subscription Shares pursuant to this Agreement have been obtained and become unconditional and are in full force and effect; and

     4.7. the unaudited pro forma opening balance sheet of the Company as at 31 December 1998 which has been provided to Subscriber, fairly represents the financial position of the Company as of that date and the Company has no liabilities (whether absolute, actual, contingent or otherwise) as at 31 December 1998 which were required to be reflected in and disclosed in such balance sheet in accordance with UK GAAP and which were not so reflected.

5. If for any reason Admission has not taken place by 31 July 1999, this Agreement shall terminate without liability to either party.

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6.   Each party shall bear their respective costs and expenses arising from or in connection with the Subscription.

7. This Agreement is governed by English law and the parties submit to the non-exclusive jurisdiction of the English Courts for the purpose of enforcing any claims arising under this Agreement.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

SIGNED by                                   )
for and on behalf of                        )         /s/ Viktor Vogt
ALGO VISION PLC                             )
in the presence of:                         )

SIGNED by                                   )
for and on behalf                           )         /s/ Klaus Grissemann
IAT AG                                      )
in the presence of:                         )


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